UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 18, 2024

John Bean Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-34036	91-1650317
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

70 West Madison Street, Suite 4400

Chicago, IL 60602

(Address of principal executive offices, including Zip Code)

(312) 861-5900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	JBT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

As previously announced, on April 4, 2024, John Bean Technologies Corporation, a Delaware corporation (“JBT”), entered into a definitive agreement (the “Transaction Agreement”) related to JBT’s previously announced intention to make a voluntary takeover offer (the “Offer”) for all of the issued and outstanding shares of Marel hf., a public limited liability company incorporated under the laws of Iceland (“Marel”) (such transactions as contemplated by the Transaction Agreement, the “Transaction”). In connection with the Transaction, JBT filed with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (No. 333-279438) (the “Registration Statement”) that included a proxy statement/prospectus (the “Proxy Statement”), for the solicitation of proxies in connection with the special meeting of JBT’s stockholders, to be held on August 8, 2024, to vote upon, among other things, matters necessary to complete the Transaction. The Registration Statement was declared effective by the SEC on June 25, 2024, and JBT commenced the mailing of the Proxy Statement to its stockholders on June 25, 2024.

Certain Litigation

A lawsuit was filed by and purportedly on behalf of an alleged JBT stockholder: Garfield v. Brasier, et al., No. 2024CH000184 on July 18, 2024, in the Circuit Court of DuPage County, Illinois (the “Garfield Action”).

The Garfield Action names as defendants JBT, Marel and the members of JBT’s board of directors. The Garfield Action alleges, among other things, certain disclosure claims under Illinois law that the Proxy Statement omits material information concerning the Transaction. The Garfield Action requests, among other things, an injunction against the JBT stockholder vote absent disclosure of additional information to JBT’s stockholders. JBT believes these claims are entirely without merit and that the Proxy Statement does not omit any material information about the Transaction.

In addition, as of the date of this Current Report on Form 8-K (this “Current Report”), JBT has received demand letters (the “Demand Letters”) on behalf of certain purported JBT stockholders making similar allegations of material omissions in the Proxy Statement.

While JBT believes that the disclosures set forth in the Proxy Statement comply fully with all applicable laws and denies the allegations in the pending Garfield Action and the Demand Letters described above, in order to moot the disclosure claims set forth in the Garfield Action and the Demand Letters (the “Disclosure Claims”), avoid nuisance and possible expense and business delays, and provide additional information to its stockholders, JBT has determined voluntarily to supplement certain disclosures in the Proxy Statement related to the Disclosure Claims with the supplemental disclosures set forth below (the “Supplemental Disclosures”). Nothing in the Supplemental Disclosures shall be deemed an admission of the legal merit, necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, JBT specifically denies all allegations in the Garfield Action, the Demand Letters and any similar actions or threatened actions that any additional disclosure was or is required or material.

SUPPLEMENTAL DISCLOSURES

The Supplemental Disclosures should be read in conjunction with the Proxy Statement, which should be read in its entirety, including the cautionary notes regarding the risks and limitations associated with relying on prospective financial information. To the extent defined terms are used but not defined herein, they have the meanings set forth in the Proxy Statement.

The disclosure in the section captioned “The Transaction—Background of the Transaction” beginning on page 75 of the Proxy Statement is hereby amended and supplemented as follows:

The disclosure is hereby amended and supplemented by adding the following text to the end of the seventh full paragraph on page 75 of the Proxy Statement:

The JBT Subcommittee was formed to enable a subset of the JBT Board to work closely with JBT management on a more frequent basis as the transaction progressed. No additional fees or remuneration was paid (or was due to be paid) to the members of such committee for their service on the JBT Subcommittee. Ultimately, the transaction progressed on a less expedited basis than the JBT Board had originally anticipated, and the JBT Board was able to convene as required to receive updates from JBT management (as described in this summary) and further meetings of the JBT Subcommittee were not called.

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the first full paragraph on page 76 of the Proxy Statement:

The Eyrir Undertaking was executed on November 19, 2023, and committed Eyrir Invest to support JBT’s proposal to acquire Marel by means of a voluntary takeover offer, subject to certain terms (including minimum price and valuation). The Eyrir Undertaking was accompanied by an exclusivity agreement, also dated November 19, 2023, pursuant to which Eyrir Invest agreed to an exclusivity period of two months commencing on November 19, 2023, during which it would not engage in any direct or indirect discussions or negotiations, or enter into any agreements, in each case with respect to, the transfer of its shares in Marel to a third party other than JBT. Subsequently, on July 11, 2024, Eyrir Invest entered into a further letter agreement with JBT pursuant to which (among other things) Eyrir Invest agreed (i) that JBT would be Eyrir Invest’s exclusive counterparty for the transfer of any of Eyrir Invest’s Marel Shares until the earlier of the completion of the Offer and termination of the Transaction Agreement (subject to Eyrir Invest’s right to accept an unsolicited superior proposal for Marel) and (ii) to accept the Mixed Offer Consideration with respect to all of its Marel Shares. In exchange for the additional foregoing commitments, JBT agreed to reimburse Eyrir Invest for certain expenses incurred in connection with the Transaction (up to a capped amount) and provide Eyrir Invest with certain registration rights for its JBT Offer Shares.

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the final full paragraph on page 79 of the Proxy Statement:

From January 19, 2024, until the signing of the Transaction Agreement, representatives of JBT and Marel and their respective advisors held multiple conversations to negotiate the terms of the Transaction Agreement and related documents and discuss the proposed transaction, including further discussion of potential synergies, the business strategy for the combined group, the optimal organizational structure and other matters. These conversations included in-person meetings in Iceland. Topics discussed during these meetings include (among others) the composition of the post-Closing JBT Board, the composition of the post-closing executive leadership team (which would consist of individuals from both JBT’s and Marel’s management teams) and an agreement to form a management integration committee following closing to, among other matters, drive cultural connectivity and collaboration. Each of these matters, together with others, was ultimately agreed on terms set forth in Annex 9.1 (Governance, Integration and Other Social Matters) to the Transaction Agreement and summarized with respect to material terms in the section titled “The Transaction Agreement—Governance and Social Matters.”

The disclosure in the section captioned “Opinion of JBT’s Financial Advisor” beginning on page 96 of the Proxy Statement is hereby amended and supplemented as follows:

The disclosure is hereby amended and supplemented by deleting the following struck through and bolded text and adding the following underlined and bolded text to the second full paragraph on page 98 of the Proxy Statement:

Using the mid-year convention for discounting cash flows and discount rates ranging from 9.5% to 11.0%, reflecting estimates of Marel’s weighted average cost of capital, Goldman Sachs discounted to present value, as of December 31, 2023, (i) estimates of the unlevered free cash flows to be generated by Marel on a standalone basis, both without taking into account the Estimated Synergies and taking into account the Estimated Synergies, for the period from January 1, 2024 to December 31, 2028, as reflected in the JBT financial projections for Marel and (ii) a range of illustrative terminal values for Marel, which were calculated by applying a range of enterprise value to earnings before interest, taxes, depreciation and amortization (“EBITDA”) over the next twelve month period (“NTM”) multiples (“EV/NTM EBITDA”) ranging from 11.5x to 13.5x, to an estimate of adjusted EBITDA to be generated by Marel in the terminal year~~,~~ of approximately €410 million ~~both~~ without taking into account the Estimated Synergies and of approximately €563 million taking into account the Estimated Synergies, as reflected in the JBT financial projections for Marel (which analysis implied perpetuity growth rates ranging from 3.2% to 5.5% without taking into account the Estimated Synergies, and 2.9% to 5.2% taking into account the Estimated Synergies).

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the third full paragraph on page 98 of the Proxy Statement:

Goldman Sachs derived a range of illustrative enterprise values for Marel by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Marel the amount of Marel’s net debt of approximately €747 million as of December 31, 2023, as reflected in Marel’s consolidated annual financial statements and approved for Goldman Sachs’ use by JBT, to derive a range of illustrative equity values for Marel, both without taking into account the Estimated Synergies and taking into account the Estimated Synergies. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding Marel Shares as of April 3, 2024, the range of which was approximately 754 million to approximately 757 million Marel Shares without taking into account the Estimated Synergies, and approximately 757 million to approximately 760 million Marel Shares taking into account the Estimated Synergies, as provided by Marel and approved for Goldman Sachs’ use by JBT, using the treasury stock method, to derive a range of illustrative equity values per Marel Share of €3.79 to €4.76 without taking into account the Estimated Synergies, and a range of illustrative equity values per Marel Share of €5.23 to €6.53 taking into account the Estimated Synergies.

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the first table on page 99 of the Proxy Statement:

Announcement Date	Target	Acquiror	Enterprise Value ($bn)	LTM EV/EBITDA
January 2018	Key Technology, Inc.	Duravant LLC	0.2	13.9x

May 2018	Taylor Company	The Middleby Corporation	1.0	15.4x

July 2021	Welbilt, Inc.	Ali Holding S.r.l.	4.8	21.0x

April 2022	Wenger Manufacturing, LLC	Marel	0.5	14.0x

Median			0.8	14.7x

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the second full paragraph on page 99 of the Proxy Statement:

Based on the results of the foregoing calculations and Goldman Sachs’ analyses of the various transactions and its professional judgment and experience, Goldman Sachs applied a range of LTM EV/EBITDA multiples of 13.9x to 21.0x to Marel’s EBITDA of approximately €174 million for the twelve-month period ended December 31, 2023, as provided by the management of JBT and approved for Goldman Sachs’ use by JBT, to derive a range of implied enterprise values for Marel. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Marel the amount of Marel’s net debt of approximately €747 million as of December 31, 2023, as reflected in Marel’s consolidated annual financial statements and approved for Goldman Sachs’ use by JBT, to derive a range of illustrative equity values for Marel. Goldman Sachs then divided the range of illustrative equity values it derived by approximately 754 million, the number of fully diluted outstanding Marel Shares as of April 3, 2024, as provided by Marel and approved for Goldman Sachs’ use by JBT, using the treasury stock method, to derive a range of illustrative equity values per Marel Share of €2.23 to €3.87.

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the third full paragraph on page 99 of the Proxy Statement:

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in 31 mixed cash and stock acquisition transactions announced during the period from January 1, 2014 through April 4, 2024 involving European publicly traded target companies with a transaction value between $500 million and $10 billion (excluding all transactions in the financial institutions and real estate sectors).

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the first full sentence of the first paragraph on page 100 of the Proxy Statement:

Using the mid-year convention for discounting cash flows and discount rates ranging from 9.5% to 10.5%, reflecting estimates of JBT’s weighted average cost of capital, Goldman Sachs discounted to present value, as of December 31, 2023, (i) estimates of the unlevered free cash flows to be generated by JBT both on a standalone basis and pro forma giving effect to the Transaction (taking into account the Estimated Synergies) for the period from January 1, 2024 to December 31, 2028, in each case as reflected in the JBT Projections and (ii) a range of illustrative terminal values for JBT both on a standalone basis and pro forma giving effect to the Transaction (taking into account the Estimated Synergies), which, in each case, were calculated by applying a range of EV/NTM EBITDA multiples ranging from 11.5x to 13.5x to an estimate of adjusted EBITDA of approximately $487 million and approximately $1,088 million, respectively, to be generated by JBT in the terminal year, in each case, as reflected in the JBT Projections (which analysis implied perpetuity growth rates for (a) JBT on a standalone basis ranging from 3.4% to 5.2% and (b) JBT pro forma giving effect to the Transaction (taking into account the Estimated Synergies) ranging from 3.2% to 5.0%).

The disclosure is hereby amended and supplemented by adding the following underlined and bolded text to the first full paragraph on page 100 of the Proxy Statement:

Goldman Sachs derived ranges of illustrative enterprise values for JBT both on a standalone basis and pro forma giving effect to the Transaction (taking into account the Estimated Synergies) by adding the ranges of present values it derived above. Goldman Sachs then subtracted from the ranges of illustrative enterprise values it derived (i) for JBT on a standalone basis, the amount of JBT’s net debt of approximately $159 million and (ii) for JBT pro forma giving effect to the Transaction, the amount of JBT’s pro forma net debt of approximately $2,151 million, in each case as of December 31, 2023, in each case, as provided by the management of JBT and approved for Goldman Sachs’ use by JBT, to derive ranges of illustrative equity values for JBT both on a standalone basis and pro forma giving effect to the Transaction. Goldman Sachs then divided the ranges of illustrative equity values it derived (a) for JBT on a standalone basis by approximately 32 million, the implied number of fully diluted JBT Shares estimated to be outstanding as of April 3, 2024, and (b) for JBT pro forma giving effect to the Transaction estimated to be outstanding as of December 31, 2023, the range of which was approximately 32 million to approximately 33 million JBT Shares, plus approximately 20 million, the estimated number of JBT Shares to be issued giving effect to the Transaction, in each case as provided by the management of JBT and approved for Goldman Sachs’ use by JBT, using the treasury stock method, to derive ranges of illustrative equity values per JBT Share on a standalone basis of $130 to $155 and on a pro forma basis giving effect to the Transaction of $142 to $176, in each case, rounded to the nearest dollar.

The disclosure is hereby amended and supplemented by deleting the following struck through and bolded text and adding the following underlined and bolded text to the third full paragraph on page 100 of the Proxy Statement:

Goldman Sachs then subtracted the amount of JBT’s projected net debt (i) for JBT on a standalone basis of approximately $(82) million, approximately $(285) million and approximately $(518) million, respectively, and (ii) for JBT pro forma giving effect to the Transaction of approximately $1,849 million, approximately $1,539 million and approximately $1,104 million, respectively, in each case for each of the calendar years 2024 through 2026, in each case as provided by the management of JBT and approved for Goldman Sachs’ use by JBT, from the respective implied enterprise values in order to derive ranges of illustrative equity values for JBT on a standalone basis and for JBT pro forma giving effect to the Transaction as of December 31 for each of the calendar years 2024 through 2026. Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding JBT Shares for each of the calendar years 2024 through 2026 on both a standalone basis, which was approximately 32 million JBT Shares, and pro forma giving effect to the Transaction, the range of which was approximately 52 million to approximately 53 million JBT Shares ~~for each of the calendar years 2024 through 2026~~, in each case, calculated using information provided by the management of JBT and approved for Goldman Sachs’ use by JBT, using the treasury stock method, to derive ranges of implied future values per JBT Share both on a standalone basis and pro forma giving effect to the Transaction (excluding dividends).

IMPORTANT NOTICES

This Current Report is not intended to and does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In particular, this Current Report is not an offer of securities for sale in the United States, Iceland, the Netherlands or Denmark.

NOTE TO U.S. SHAREHOLDERS

It is important that U.S. shareholders understand that the Offer and any related offer documents are subject to disclosure and takeover laws and regulations in Iceland and other European jurisdictions, which may be different from those of the United States. The Offer will be made in compliance with the U.S. tender offer rules, including Regulation 14E under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any exemption available to JBT in respect of securities of foreign private issuers provided by Rule 14d-1(d) under the Exchange Act.

IMPORTANT ADDITIONAL INFORMATION

No offer of JBT securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption from registration, and applicable European regulations, including the Icelandic Prospectus Act no. 14/2020 and the Icelandic Takeover Act no. 108/2007 on takeovers. In connection with the Offer, JBT filed with the SEC the Registration Statement that included the Proxy Statement. The Registration Statement was declared effective by the SEC on June 25, 2024, and JBT commenced the mailing of the Proxy Statement to its stockholders on June 25, 2024. Additionally, JBT filed with the Financial Supervisory Authority of the Central Bank of Iceland (the “FSA”) an offer document and a prospectus, which have been approved by the FSA and which have been published.

SHAREHOLDERS OF JBT AND MAREL ARE URGED TO READ THE PROXY STATEMENT, THE PROSPECTUS, AND THE OFFER DOCUMENT, AS APPLICABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC OR THE FSA CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION.

JBT and Marel shareholders may obtain a free copy of the Proxy Statement, as well as other filings containing information about JBT, without charge, at the SEC’s website at www.sec.gov, and on JBT’s website at https://ir.jbtc.com/overview/default.aspx. You may obtain a free copy of the prospectus on the FSA’s website at www.fme.is and on JBT’s website at https://www.jbtc.com/jbt-marel-offer-launch/ as well as a free copy of the offer document.

PARTICIPANTS IN THE SOLICITATION

JBT and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of JBT’s common stock in respect of the Offer. Information about the directors and executive officers of JBT is set forth in the proxy statement for JBT’s 2024 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2024, and in the other documents filed after the date thereof by JBT with the SEC. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus regarding the Offer. You may obtain free copies of these documents as described in the preceding paragraph.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN BEAN TECHNOLOGIES CORPORATION

By:	/s/ Matthew J. Meister
Name:	Matthew J. Meister
Title:	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

Dated: August 1, 2024